Pricing Supplement No. U199
To the Underlying Supplement dated June 24, 2010,
Product Supplement No. U-I dated July 23, 2010,
Prospectus Supplement dated March 25, 2009 and
Prospectus dated March 25, 2009
Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-158199-10 September 21, 2010

Financial Products	$3,058,000 High/Low Coupon Callable Yield Notes due September 26, 2011 Linked to the Performance of the iShares® MSCI Australia Index Fund and the iShares® MSCI Brazil Index Fund
General
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The securities are designed for investors who are mildly bearish, neutral or mildly bullish on the Underlyings. Investors should be willing to lose some or all of their investment if a Knock-In Event occurs with respect to either Underlying. Any payment on the securities is subject to our ability to pay our obligations as they become due.

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Interest will be paid quarterly in arrears at a rate per annum that will depend on whether a Knock-In Event occurs. If no Knock-In Event occurs, interest will be paid at an Applicable Rate of 11.1% per annum. If a Knock-In Event occurs during any quarterly Observation Period, interest for that quarterly period and each subsequent quarterly interest period will be paid at an Applicable Rate of 5.0% per annum. Interest will be calculated on a 30/360 basis, subject to Early Redemption.

•	The Issuer may redeem the securities, in whole but not in part, on any Interest Payment Date occurring on or after March 28, 2011. No interest will accrue or be payable following an Early Redemption.
•	Senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing September 26, 2011.†
•	Minimum purchase of $1,000. Minimum denominations of $1,000 and integral multiples in excess thereof.
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The securities priced on September 21, 2010 (the “Trade Date”) and are expected to settle on September 24, 2010. Delivery of the securities in book-entry form only will be made through The Depository Trust Company.

Key Terms
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch
Underlyings:	Each Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level and Knock-In Level:
Underlying	Ticker	Initial Level	Knock-In Level
iShares MSCI Australia Index Fund (“EWA”)	EWA UP	23.55	12.9525
iShares MSCI Brazil Index Fund (“EWZ”)	EWZ UP	72.83	40.0565
Applicable Rate:	•	If a Knock-In Event does not occur, the applicable rate is 11.1% per annum.
	•	If a Knock-In Event occurs during any quarterly Observation Period, the applicable rate for the corresponding quarterly interest period and each subsequent quarterly interest period is 5.0% per annum.
Interest will be calculated on a 30/360 basis.
Interest Payment Dates:
Unless redeemed earlier, interest will be paid in arrears at the Applicable Rate per annum on December 27, 2010, March 28, 2011, June 27, 2011 and the Maturity Date, subject to the modified following business day convention. No interest will accrue or be payable following an Early Redemption.

Redemption Amount:
The Redemption Amount you will be entitled to receive will depend on the individual performance of each Underlying and whether a Knock-In Event occurs. If the securities are not subject to Early Redemption, the Redemption Amount will be determined as follows:

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If a Knock-In Event occurs during any Observation Period, the Redemption Amount will equal the principal amount of the securities you hold multiplied by the sum of one plus the Underlying Return of the Lowest Performing Underlying. In this case, the maximum Redemption Amount will equal the principal amount of the securities. Therefore, unless the Final Level of each of the Underlyings is greater than or equal to its Initial Level, the Redemption Amount will be less than the principal amount of the securities and you could lose your entire investment.

•	If a Knock-In Event does not occur during any Observation Period, the Redemption Amount will equal the principal amount of the securities you hold.
Any payment you will be entitled to receive at maturity is subject to our ability to pay our obligations as they become due.
Early Redemption:
The Issuer may redeem the securities in whole, but not in part, on any Interest Payment Date occurring on or after March 28, 2011 upon at least three business days notice at 100% of the principal amount of the securities, together with the interest payable on that Interest Payment Date.

Knock-In Event:
A Knock-In Event occurs if the closing level of either Underlying is less than or equal to its Knock-In Level on any underlying business day for that Underlying, other than a day on which a market disruption event exists in respect of such Underlying (except as described under “Market Disruption Events” herein) during any Observation Period.

Knock-In Level:	The Knock-In Level for each Underlying is 55% of the Initial Level of such Underlying, as set forth in the table above.
Lowest Performing Underlying:	The Underlying with the lowest Underlying Return.
Underlying Return:	For each Underlying, the Underlying Return will be calculated as follows:
Final Level – Initial Level Initial Level	, subject to a maximum of zero
Initial Level:	For each Underlying, the closing level of such Underlying on the Trade Date, as set forth in the table above.
Final Level:	For each Underlying, the closing level of such Underlying on the Valuation Date.
Observation Periods:
There are four quarterly Observation Periods. The first quarterly Observation Period will be from but excluding the Trade Date to and including the first Observation Date. Each subsequent quarterly Observation Period will be from but excluding an Observation Date to and including the next following Observation Date.

Observation Dates: †	December 21, 2010, March 23, 2011, June 22, 2011 and the Valuation Date.
Valuation Date:†	September 21, 2011
Maturity Date:†	September 26, 2011
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	22546EZM9
† The Valuation Date is subject to postponement in respect of each Underlying and the determination of the closing level for each Underlying on each Observation Date, other than the Valuation Date, is subject to postponement if such date is not an underlying business day for such Underlying or as a result of a market disruption event in respect of such Underlying, as described in the accompanying product supplement under “Description of the Securities—Market disruption events” and herein under “Market Disruption Events.” The Interest Payment Dates including the Maturity Date are subject to postponement, each as described herein, if such date is not a business day or if the determination of the closing level for any Underlying on the corresponding Observation Date or the Valuation Date, as relevant, is postponed because such date is not an underlying business day for any Underlying or as a result of a market disruption event in respect of any Underlying.
Investing in the securities involves a number of risks. See “Selected Risk Considerations” in this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, the product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Issuer
Per security	$1,000.00	$22.50	$977.50
Total	$3,058,000.00	$68,805.00	$2,989,195
(1) We or one of our affiliates will pay discounts and commissions of $22.50 per $1,000 principal amount of securities in connection with the distribution of the securities. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.
The agent for this offering, Credit Suisse Securities (USA) LLC (“CSSU”), is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.
The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$3,058,000.00	$218.04
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Credit Suisse
September 21, 2010

Credit Suisse has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. You should read the prospectus in that registration statement and the other documents relating to this offering that Credit Suisse has filed with the SEC for more complete information about Credit Suisse and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Credit Suisse or any agent or any dealer participating in this offering will arrange to send you this pricing supplement, underlying supplement, product supplement, prospectus supplement and prospectus if you so request by calling 1-800-221-1037.

Additional Terms Specific to the Securities

You should read this pricing supplement together with the underlying supplement dated June 24, 2010, the product supplement dated July 23, 2010, the prospectus supplement dated March 25, 2009 and the prospectus dated March 25, 2009, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement dated June 24, 2010:

http://www.sec.gov/Archives/edgar/data/1053092/000104746910006110/a2199225z424b2.htm

•	Product supplement No. U-I dated July 23, 2010:

http://www.sec.gov/Archives/edgar/data/1053092/000089109210002984/e39475_424b2.htm

•	Prospectus supplement dated March 25, 2009:

http://www.sec.gov/Archives/edgar/data/1053092/000104746909003093/a2191799z424b2.htm

•	Prospectus dated March 25, 2009:

http://www.sec.gov/Archives/edgar/data/1053092/000104746909003289/a2191966z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Credit Suisse. This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the product supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Hypothetical Redemption Amounts and Total Payments on the Securities

The tables and examples below illustrate hypothetical Redemption Amounts payable at maturity and, in the case of the tables, total payments over the term of the securities (which include both payments at maturity and the total interest paid on the securities) on a $1,000 investment in the securities for a range of Underlying Returns of the Lowest Performing Underlying, both in the event a Knock-In Event does not occur and in the event a Knock-In Event does occur. The tables and examples assume that the securities are not redeemed prior to maturity and reflect that (A) the Applicable Rate is 11.1% per annum if a Knock-In Event does not occur and is 5.0% per annum if a Knock-In Event occurs, (B) the term of the securities is exactly one year and (C) the Knock-In Level for each Underlying is 55% of the Initial Level of such Underlying. In addition, the examples below assume that the Initial Level is $22.00 for EWA and $70.00 for EWZ. The examples are intended to illustrate hypothetical calculations of only the Redemption Amount and total payment amount and do not illustrate the calculation or payment of any individual interest payment. The Redemption Amounts and total payment amounts set forth below are provided for illustration purposes only. The actual Redemption Amounts and total payments applicable to a purchaser of the securities will depend on several variables, including, but not limited to (a) whether the closing level of either Underlying is less than or equal to its Knock-In Level on any underlying business day for that Underlying, other than a day on which a market disruption event exists in respect of such Underlying (except as described under “Market Disruption Events” herein) during any Observation Period and (b) the Final Level of the Lowest Performing Underlying determined on the Valuation Date. It is not possible to predict whether a Knock-In Event will occur, and in the event that there is a Knock-In Event, whether and by how much the Final Level of the Lowest Performing Underlying will decrease in comparison to its Initial Level. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due. The numbers appearing in the following tables and examples have been rounded for ease of analysis.

TABLE 1: A Knock-In Event DOES NOT occur during any Observation Period.

Principal Amount of Securities	Percentage Change from the Initial Level to the Final Level of the Lowest Performing Underlying	Underlying Return of the Lowest Performing Underlying	Redemption Amount (Knock-In Event does not occur)	Total Interest Payment on the Securities	Total Payment on the Securities
$1,000	50%	0%	$1,000	$111.00	$1,111.00
$1,000	40%	0%	$1,000	$111.00	$1,111.00
$1,000	30%	0%	$1,000	$111.00	$1,111.00
$1,000	20%	0%	$1,000	$111.00	$1,111.00
$1,000	10%	0%	$1,000	$111.00	$1,111.00
$1,000	0%	0%	$1,000	$111.00	$1,111.00
$1,000	−10%	−10%	$1,000	$111.00	$1,111.00
$1,000	−20%	−20%	$1,000	$111.00	$1,111.00
$1,000	−30%	−30%	$1,000	$111.00	$1,111.00
$1,000	−40%	−40%	$1,000	$111.00	$1,111.00

TABLE 2: A Knock-In Event OCCURS during the period from the Trade Date to the first Observation Date.

Principal Amount of Securities	Percentage Change from the Initial Level to the Final Level of the Lowest Performing Underlying	Underlying Return of the Lowest Performing Underlying	Redemption Amount (Knock-In Event occurs during the first Observation Period)	Total Interest Payment on the Securities	Total Payment on the Securities
$1,000	50%	0%	$1,000	$50.00	$1,050.00
$1,000	40%	0%	$1,000	$50.00	$1,050.00
$1,000	30%	0%	$1,000	$50.00	$1,050.00
$1,000	20%	0%	$1,000	$50.00	$1,050.00
$1,000	10%	0%	$1,000	$50.00	$1,050.00
$1,000	0%	0%	$1,000	$50.00	$1,050.00
$1,000	−10%	−10%	$900	$50.00	$950.00
$1,000	−20%	−20%	$800	$50.00	$850.00
$1,000	−30%	−30%	$700	$50.00	$750.00
$1,000	−40%	−40%	$600	$50.00	$650.00
$1,000	−50%	−50%	$500	$50.00	$550.00

TABLE 3: A Knock-In Event OCCURS during the period from the first Observation Date to the second Observation Date but not prior.

Principal Amount of Securities	Percentage Change from the Initial Level to the Final Level of the Lowest Performing Underlying	Underlying Return of the Lowest Performing Underlying	Redemption Amount (Knock-In Event occurs during the second Observation Period)	Total Interest Payment on the Securities	Total Payment on the Securities
$1,000	50%	0%	$1,000	$65.25	$1,065.25
$1,000	40%	0%	$1,000	$65.25	$1,065.25
$1,000	30%	0%	$1,000	$65.25	$1,065.25
$1,000	20%	0%	$1,000	$65.25	$1,065.25
$1,000	10%	0%	$1,000	$65.25	$1,065.25
$1,000	0%	0%	$1,000	$65.25	$1,065.25
$1,000	−10%	−10%	$900	$65.25	$965.25
$1,000	−20%	−20%	$800	$65.25	$865.25
$1,000	−30%	−30%	$700	$65.25	$765.25
$1,000	−40%	−40%	$600	$65.25	$665.25
$1,000	−50%	−50%	$500	$65.25	$565.25

TABLE 4: A Knock-In Event OCCURS during the period from the second Observation Date to the third Observation Date but not prior.

Principal Amount of Securities	Percentage Change from the Initial Level to the Final Level of the Lowest Performing Underlying	Underlying Return of the Lowest Performing Underlying	Redemption Amount (Knock-In Event occurs during the third Observation Period)	Total Interest Payment on the Securities	Total Payment on the Securities
$1,000	50%	0%	$1,000	$80.50	$1,080.50
$1,000	40%	0%	$1,000	$80.50	$1,080.50
$1,000	30%	0%	$1,000	$80.50	$1,080.50
$1,000	20%	0%	$1,000	$80.50	$1,080.50
$1,000	10%	0%	$1,000	$80.50	$1,080.50
$1,000	0%	0%	$1,000	$80.50	$1,080.50
$1,000	−10%	−10%	$900	$80.50	$980.50
$1,000	−20%	−20%	$800	$80.50	$880.50
$1,000	−30%	−30%	$700	$80.50	$780.50
$1,000	−40%	−40%	$600	$80.50	$680.50
$1,000	−50%	−50%	$500	$80.50	$580.50

TABLE 5:  A Knock-In Event OCCURS during the period from the third Observation Date to the Valuation Date but not prior.

Principal Amount of Securities	Percentage Change from the Initial Level to the Final Level of the Lowest Performing Underlying	Underlying Return of the Lowest Performing Underlying	Redemption Amount (Knock-In Event occurs during the fourth Observation Period)	Total Interest Payment on the Securities	Total Payment on the Securities
$1,000	50%	0%	$1,000	$95.75	$1,095.75
$1,000	40%	0%	$1,000	$95.75	$1,095.75
$1,000	30%	0%	$1,000	$95.75	$1,095.75
$1,000	20%	0%	$1,000	$95.75	$1,095.75
$1,000	10%	0%	$1,000	$95.75	$1,095.75
$1,000	0%	0%	$1,000	$95.75	$1,095.75
$1,000	−10%	−10%	$900	$95.75	$995.75
$1,000	−20%	−20%	$800	$95.75	$895.75
$1,000	−30%	−30%	$700	$95.75	$795.75
$1,000	−40%	−40%	$600	$95.75	$695.75
$1,000	−50%	−50%	$500	$95.75	$595.75

Example 1: A Knock-In Event occurs because the closing level of one Underlying reaches its Knock-In Level during an Observation Period; and the Final Level of the Lowest Performing Underlying is less than its Initial Level.

Underlying	Initial Level	Lowest closing level of the Underlying during the Observation Period	Final Level on the Valuation Date
EWA	$22.00	$22.00 (100% of Initial Level)	$24.20 (110% of Initial Level)
EWZ	$70.00	$38.50 (55% of Initial Level)	$38.50 (55% of Initial Level)

Since the closing level of EWZ reaches its Knock-In Level during an Observation Period, a Knock-In Event occurs. EWZ is also the Lowest Performing Underlying.

Therefore, the Underlying Return of the Lowest Performing Underlying will equal:

Final Level of EWZ – Initial Level of EWZ
Initial Level of EWZ

; subject to a maximum of 0.00

= ($38.50 − $70)/$70 = −0.45

The Redemption Amount = principal amount of the securities × (1 + Underlying Return of the Lowest Performing Underlying)

= $1,000 × (1 − 0.45) = $550

Example 2: A Knock-In Event occurs because the closing level of one Underlying reaches its Knock-In Level during an Observation Period; the Lowest Performing Underlying never reaches or falls below its Knock-In Level during any Observation Period; and the Final Level of the Lowest Performing Underlying is less than its Initial Level.

Underlying	Initial Level	Lowest closing level of the Underlying during the Observation Period	Final Level on the Valuation Date
EWA	$22.00	$12.10 (55% of Initial Level)	$24.20 (110% of Initial Level)
EWZ	$70.00	$42.00 (60% of Initial Level)	$42.00 (60% of Initial Level)

Since the closing level of EWA reaches its Knock-In Level, a Knock-In Event occurs. EWZ is the Lowest Performing Underlying, even though its closing level never reaches or falls below its Knock-In Level during an Observation Period.

Therefore, the Underlying Return of the Lowest Performing Underlying will equal:

Final Level of EWZ – Initial Level of EWZ
Initial Level of EWZ

; subject to a maximum of 0.00

= ($42.00 − $70.00)/$70.00 = −0.40

The Redemption Amount = principal amount of the securities × (1 + Underlying Return of the Lowest Performing Underlying)

= $1,000 × (1 − 0.40) = $600

Example 3: A Knock-In Event occurs because the closing level of one Underlying reaches its Knock-In Level during an Observation Period; and the Final Level of the Lowest Performing Underlying is greater than its Initial Level.

Underlying	Initial Level	Lowest closing level of the Underlying during the Observation Period	Final Level on the Valuation Date
EWA	$22	$12.10 (55% of Initial Level)	$24.20 (110% of Initial Level)
EWZ	$70	$66.50 (95% of Initial Level)	$84.00 (120% of Initial Level)

Since the closing level of EWA reaches its Knock-In Level during an Observation Period, a Knock-In Event occurs. EWA is also the Lowest Performing Underlying.

Therefore, the Underlying Return of the Lowest Performing Underlying will equal:

Final Level of EWA – Initial Level of EWA
Initial Level of EWA

; subject to a maximum of 0.00

= ($24.20 − $22.00)/$22.00 = 0.10

BUT 0.10 is greater than the maximum of 0.00, so the Underlying Return of the Lowest Performing Underlying is 0.00.

The Redemption Amount = principal amount of the securities × (1 + Underlying Return of the Lowest Performing Underlying)

= $1,000 × (1 + 0.00) = $1,000

Example 4: A Knock-In Event does not occur.

Underlying	Initial Level	Lowest closing level of the Underlying during the Observation Period	Final Level on the Valuation Date
EWA	$22	$13.20 (60% of Initial Level)	$24.20 (110% of Initial Level)
EWZ	$70	$43.40 (62% of Initial Level)	$77.00 (110% of Initial Level)

Since the closing level of each Underlying did not reach or fall below its Knock-In Level, a Knock-In Event does not occur.

Therefore, the Redemption Amount equals $1,000.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlyings. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

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YOU MAY RECEIVE LESS THAN THE PRINCIPAL AMOUNT AT MATURITY – You may receive less at maturity than you originally invested in the securities, or you may receive nothing, excluding any accrued or unpaid interest. If a Knock-In Event occurs during any Observation Period and the Final Level of the Lowest Performing Underlying is less than its Initial Level, you will not receive the maximum amount of interest payable on the securities and you will be fully exposed to any depreciation in the Lowest Performing Underlying. In this case, the Redemption Amount you will be entitled to receive will be less than the principal amount of the securities, and you could lose your entire investment. It is not possible to predict whether a Knock-In Event will occur and, in the event that there is a Knock-In Event, whether and by how much the Final Level of the Lowest Performing Underlying will decrease in comparison to its Initial Level. Any payment you will be entitled to receive at maturity is subject to our ability to pay our obligations as they become due.

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THE SECURITIES WILL NOT PAY MORE THAN THE PRINCIPAL AMOUNT, PLUS ACCRUED AND UNPAID INTEREST AT THE APPLICABLE RATE, AT MATURITY OR UPON EARLY REDEMPTION − The securities will not pay more than the principal amount, plus accrued and unpaid interest, at maturity or upon early redemption. If the Final Level of each Underlying is greater than its respective Initial Level (regardless of whether a Knock-In Event has occurred), you will not receive the appreciation of either Underlying. Assuming the securities are held to maturity, the maximum amount payable with respect to the securities is $1,111 for each $1,000 principal amount of the securities.

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THE SECURITIES ARE SUBJECT TO THE CREDIT RISK OF CREDIT SUISSE − Although the return on the securities will be based on the performance of the Underlyings, the payment of any amount due on the securities, including any applicable interest payments, early redemption payment or payment at maturity, is subject to the credit risk of Credit Suisse. Investors are dependant on our ability to pay all amounts due on the securities and, therefore, investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

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IF A KNOCK-IN EVENT OCCURS DURING ANY QUARTERLY OBSERVATION PERIOD, THE APPLICABLE RATE FOR THE CORRESPONDING QUARTERLY INTEREST PERIOD AND EACH SUBSEQUENT INTEREST PERIOD WILL EQUAL 5.0% PER ANNUM − If a Knock-In Event occurs during any quarterly Observation Period, the Applicable Rate for the corresponding quarterly interest period and each subsequent interest period will equal 5.0% per annum. For example, if a Knock-In Event occurs during the period from the Trade Date to the first Observation Date, the Applicable Rate per annum for each interest period will equal to 5.0% and the maximum amount of interest you will receive will equal $50 per $1,000 principal amount of the securities.

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THE REDEMPTION AMOUNT PAYABLE AT MATURITY WILL BE LESS THAN THE PRINCIPAL AMOUNT OF THE SECURITIES EVEN IF A KNOCK-IN EVENT OCCURS WITH RESPECT TO ONLY ONE UNDERLYING AND THE FINAL LEVEL OF ONLY ONE UNDERLYING FALLS BELOW ITS INITIAL LEVEL − Even if the closing level of only one Underlying is less than or equal to its Knock-In Level on any underlying business day for that Underlying, other than a day on which a market disruption event exists in respect of such Underlying (except as described under “Market Disruption Events” herein) during any Observation Period, a Knock-In Event will have occurred. In this case, the Redemption Amount payable at maturity will be less than the principal amount of the securities if, in addition to the occurrence of a Knock-In Event, the Final Level of just one Underlying is less than its Initial Level. This will be true even if the closing level of the Lowest Performing Underlying was never less than or equal to its Knock-In Level on any underlying business day for that Underlying during any Observation Period.

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THE SECURITIES ARE SUBJECT TO A POTENTIAL EARLY REDEMPTION, WHICH WOULD LIMIT YOUR ABILITY TO ACCRUE INTEREST OVER THE FULL TERM OF THE SECURITIES − The securities are subject to a potential early redemption. The securities may be redeemed on any Interest Payment Date occurring on or after March 28, 2011 upon at least three business days notice. If the securities are redeemed prior to the Maturity Date, you will be entitled to receive the principal amount of your securities and any accrued but unpaid interest payable at the Applicable Rate on that Interest Payment Date. In this case, you will lose the opportunity to continue to accrue and be paid interest from the Early Redemption Date to the scheduled Maturity Date. If the securities are redeemed prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that yield as much interest as the securities.

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SINCE THE SECURITIES ARE LINKED TO THE PERFORMANCE OF MORE THAN ONE UNDERLYING, YOU WILL BE FULLY EXPOSED TO THE RISK OF FLUCTUATIONS IN THE LEVEL OF EACH UNDERLYING − Since the securities are linked to the performance of more than one Underlying, the securities will be linked to the individual performance of each Underlying. Because the securities are not linked to a basket, in which the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the levels of the Underlyings to the same degree for each Underlying. For example, in the case of securities linked to a basket, the return would depend on the weighted aggregate performance of the basket components as reflected by the basket return. Thus, the depreciation of any basket component could be mitigated by the appreciation of another basket component, to the extent of the weightings of such components in the basket. However, in the case of securities linked to the lowest performing of each of two Underlyings, the individual performance of each Underlying is not combined to calculate your return and the depreciation of either Underlying is not mitigated by the appreciation of the other Underlying. Instead, the Redemption Amount payable at maturity depends on the lowest performing of the two Underlyings to which the securities are linked.

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THERE ARE RISKS ASSOCIATED WITH THE UNDERLYINGS – Although shares of the Underlyings are listed for trading on the NYSE Arca, Inc. (“NYSE Arca”) and a number of similar securities have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Underlyings or that there will be liquidity in the trading market. The Underlyings are subject to management risk, which is the risk that the Underlyings’ investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to the Underlyings’ investment strategy or otherwise, the investment advisor for the Underlyings may add, delete or substitute the equity securities held by the Underlyings. Any of these actions could adversely affect the price of the shares of each Underlying and consequently the value of the securities. For further information on the Underlyings, please refer to the accompanying underlying supplement.

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THE PERFORMANCE OF THE UNDERLYINGS MAY NOT CORRELATE TO THE PERFORMANCE OF THEIR RESPECTIVE TRACKED INDICES – The iShares MSCI Brazil Index Fund and the iShares MSCI Australia Index Fund will generally invest in all of the equity securities included in the MSCI Brazil Index and the MSCI Australia Index, respectively, (each a “Tracked Index”). There may, however, be instances where BlackRock Fund Advisors (“BFA”), the Underlyings’ investment advisor, may choose to overweight another stock in a Tracked Index, purchase securities not included in a Tracked Index that BFA believes are appropriate to substitute for a security included in such Tracked Index or utilize various combinations of other available investment techniques in seeking to track accurately a Tracked Index. In addition, the performance of each Underlying will reflect additional transaction costs and fees that are not included in the calculation of its respective Tracked Index. Also, corporate actions with respect to the equity securities (such as mergers and spin-offs) may impact the variance between each Underlying and its respective Tracked Index. Finally, because the shares of the Underlyings are traded on the NYSE Arca and are subject to market supply and investor demand, the market value of one share of each Underlying may differ from the net asset value per share of such Underlying. For these reasons, the performance of the Underlyings may not correlate with the performance of their Tracked Indices.

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ANTI-DILUTION PROTECTION IS LIMITED − The calculation agent will make anti-dilution adjustments for certain events affecting the shares of the Underlyings. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Underlyings. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. See “Description of the Securities—Anti-dilution adjustments for funds” in the accompanying product supplement.

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NON-U.S. SECURITIES MARKETS RISKS – The stocks comprising the Underlyings are issued by foreign companies in foreign securities markets. These stocks may be more volatile than domestic stocks and may be subject to different political, market, economic, exchange rate, regulatory and other risks which may have a negative impact on the performance of the securities.

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CURRENCY EXCHANGE RISK – The securities, which are denominated in U.S. dollars, are subject to currency exchange risk through their exposure to the performance of the Underlyings, which measure the performance of certain foreign stocks. Currency markets may be highly volatile, particularly in relation to emerging or developing nations’ currencies and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time. Foreign currency rate risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may adversely affect the values of the equity securities comprising the Underlyings, the levels of the Underlyings and the value of the securities.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the payment at maturity described in this pricing supplement is based on the full principal amount of your securities, the original issue price of the securities includes the agent’s commission and the cost of hedging our obligations under the securities through one or more of our affiliates. As a result, the price, if any, at which Credit Suisse (or its affiliates), will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

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NO OWNERSHIP RIGHTS RELATING TO THE UNDERLYINGS − Your return on the securities will not reflect the return you would realize if you actually owned shares of the Underlyings or the equity securities that comprise the Underlyings. The return on your investment, which is based on the percentage change in the Underlyings, is not the same as the total return based on the purchase of shares of the Underlyings or the equity securities that comprise the Underlyings.

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NO DIVIDEND PAYMENTS OR VOTING RIGHTS − As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the shares of the Underlyings or the equity securities that comprise the Underlyings.

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LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.

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MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES — In addition to the levels of the Underlyings on any trading day during any Observation Period, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

o	the expected volatility of the Underlyings;

o	the time to maturity of the securities;

o	the Early Redemption feature, which is likely to limit the value of the securities;

o	interest and yield rates in the market generally;

o	investors' expectations with respect to the rate of inflation;

o	the occurrence of certain events to the Underlyings that may or may not require an anti-dilution adjustment;

o
geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the components comprising the Underlyings, or markets generally and which may affect the levels of the Underlyings;

o
the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies of the stocks comprising the Underlyings and any other currency relevant to the value of the Underlyings; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on the Valuation Date) could adversely affect the value of the Underlyings and, as a result, could decrease the amount you may receive on the securities at maturity. For further information, please refer to “Use of Proceeds and Hedging” in the accompanying product supplement.

Historical Information

The following graphs set forth the historical performance of the iShares MSCI Australia Index Fund based on the closing level of such Underlying from January 1, 2005 through September 21, 2010 and the historical performance of the iShares MSCI Brazil Index Fund based on the closing level of one share of such Underlying from January 1, 2005 through September 21, 2010. The closing level of the iShares MSCI Australia Index Fund on September 21, 2010 was $23.55. The closing level of one share of the iShares MSCI Brazil Index Fund on September 21, 2010 was $72.83. We obtained the closing levels below from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. You should not take the historical levels and historical prices of the Underlyings as an indication of future performance of the Underlyings or the securities. The levels of either of the Underlyings may decrease so that a Knock-In Event occurs and at maturity you will receive a Redemption Amount equal to less than the principal amount of the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due. We cannot give you any assurance that the closing levels of the Underlyings will remain above their respective Knock-In Levels during any Observation Period. If the closing level of either Underlying is less than or equal to its Knock-In Level on any underlying business day for that Underlying, other than a day on which a market disruption event exists in respect of such Underlying (except as described under “Market Disruption Events” herein) during any Observation Period, and the closing level of the Lowest Performing Underlying on the Valuation Date is less than its Initial Level, then you will lose money on your investment.

For further information on the Underlyings, please refer to the accompanying underlying supplement.

Market Disruption Events

           If the Calculation Agent determines that on any Observation Date, other than the Valuation Date, a Market Disruption Event (as defined in the accompanying product supplement under “Description of the Securities — Market disruption events”) exists in respect of any Underlying or if such day is not an Underlying Business Day for any Underlying, then the determination of the closing level for such Underlying on such Observation Date will be postponed to the first succeeding Underlying Business Day (as defined in the accompanying product supplement under “Description of the Securities — Definitions”) for such Underlying on which the Calculation Agent determines that no Market Disruption Event exists in respect of such Underlying, unless the Calculation Agent determines that a Market Disruption Event exists in respect of such Underlying on each of the five Underlying Business Days for such Underlying immediately following such Observation Date. In that case, the closing level for such Underlying on such Observation Date will be determined as of the fifth succeeding Underlying Business Day for such Underlying following such Observation Date (such fifth Underlying Business Day, the “calculation date”), notwithstanding the Market Disruption Event in respect of such Underlying and the Calculation Agent then will determine the closing level for such Underlying on that calculation date in accordance with the formula for and method of calculating such Underlying last in effect prior to the commencement of the Market Disruption Event using its good faith estimate of the settlement prices that would have prevailed on the applicable exchange but for the suspension or limitation of each such security comprising the Underlying (subject to the provisions described under “Description of the Securities — Changes to the calculation of a reference fund” in the accompanying product supplement).

The determination of the closing level for each Underlying not affected by a Market Disruption Event on an Observation Date (other than the Valuation Date) or by an Observation Date (other than the Valuation Date) not being an Underlying Business Day for such Underlying will occur on such Observation Date. The Valuation Date for any Underlying not affected by a Market Disruption Event will be the scheduled Valuation Date for such Underlying.

If the determination of the closing level for any Underlying on an Observation Date other than the Valuation Date is postponed as a result of a Market Disruption Event as described above to a date on or after the corresponding Interest Payment Date, then such corresponding Interest Payment Date will be postponed to the business day following the latest date to which such determination is so postponed for any Underlying.

If the Valuation Date for any Underlying is postponed as a result of a Market Disruption Event as described in the accompanying product supplement or because the scheduled Valuation Date is not an Underlying Business Day for any Underlying, then the Maturity Date will be postponed to the fifth business day following the latest Valuation Date for any Underlying.

Supplemental Information Regarding Certain United States Federal Income Tax Considerations

The amount of the stated interest rate on the security that constitutes interest on the Deposit (as defined in the accompanying product supplement) equals 0.74338%, and the remaining balance constitutes the Option Premium (as defined in the accompanying product supplement). Please refer to “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement.

Supplemental Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU proposes to offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive the underwriting discounts and commissions of $22.50 per $1,000 principal amount of securities in connection with the distribution of the securities. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

CSSU is our affiliate. In accordance with NASD Rule 2720, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities. For further information, please refer to “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

Credit Suisse